UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

CONTENT CHECKED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190656	99-0371233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8730 Sunset Blvd., Suite 240

West Hollywood, California 90069

(Address of principal executive offices) (Zip Code)

(424) 205-1777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 9, 2016, Content Checked Holdings, Inc. (the “Company”) appointed John Ballard as the Company’s Chief Financial Officer.

Mr. Ballard, age 58 ― Prior to his appointment as the Company’s Chief Financial Officer, Mr. Ballard served as the Chief Financial Officer of Worldwide Energy and Manufacturing USA, Inc., an international contract manufacturing company located in California with factories in China, since February 2014. From October 2011 to May 2014, Mr. Ballard also served as the Chief Financial Officer of Goliath Film and Media Holdings. Mr. Ballard has more than 26 years of business management, project management and accounting experience, including serving as the Chief Financial Officer of several public companies. Mr. Ballard received a Bachelor of Science Degree in Management and Marketing from the University of Colorado, where he graduated Magna Cum Laude, and a Masters of Business in Administration from Regis University.

There is no arrangement or understanding between Mr. Ballard and any other persons pursuant to which Mr. Ballard was appointed to his position. There are no family relationships between Mr. Ballard and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Ballard has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Consulting Agreement

In connection with his appointment, on December 9, 2016 (the “Effective Date”), the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Ballard, pursuant to which Mr. Ballard agreed to be appointed as the Company’s Chief Financial Officer and provide certain financial operations and other services to the Company as an independent contractor. Mr. Ballard will report directly to Kris Finstad, the Company’s Chief Executive Officer and the Company’s Board of Directors (the “Board”). As compensation for such services, the Company agreed to (i) pay to Mr. Ballard a cash fee of $5,500 per month and (ii) issue to Mr. Ballard 300,000 restricted shares of the Company’s common stock within 30 days of the Effective Date. The Board may award to Mr. Ballard in the future such other cash and/or equity incentive compensation as it determines to be appropriate for the services that Mr. Ballard is providing to the Company. Other than as set forth in this Current Report on Form 8-K (this “Current Report”), no other grant or award has been made to Mr. Ballard in connection with his appointment. The term of the Consulting Agreement commenced on the Effective Date and, unless terminated prior thereto, with or without cause, with 30 days’ notice to the other party, shall continue for a period of 24 months. Following the term, the Consulting Agreement shall automatically terminate unless extended prior thereto as agreed to by the parties. The Consulting Agreement contains a covenant for the benefit of the Company relating to the protection of the Company’s confidential information.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Consulting Agreement, dated as of December 9, 2016, by and between the Company and John Ballard.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Content Checked Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTENT CHECKED HOLDINGS, INC.

By:	/s/ Kris Finstad
Name:	Kris Finstad
Title:	Chief Executive Officer and President

Dated: December 13, 2016